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EXHIBIT 99.1

FOR IMMEDIATE RELEASE February 9, 2004	NEW YORK, NY

[IAC InterActiveCorp LOGO]

IAC REPORTS Q4 2003 RESULTS

IAC/InterActiveCorp (NASDAQ: IACI) reported Q4 2003 results today. Revenue grew 36% over the prior year to $1.8 billion and operating income grew 142% to $179 million. GAAP net income was $153 million versus $145 million in the prior year and GAAP EPS was $0.20 versus $0.30 in the prior year. The decrease in GAAP EPS was principally due to higher amortization of intangibles and non-cash compensation and higher shares outstanding in Q4 of 2003. For the full year 2003, GAAP EPS was $0.23 versus $4.54 in the prior year, which included a gain of $5.58 per share related to the Vivendi transaction.

IAC grew Operating Income Before Amortization ("OIBA") 131% to $292 million. Adjusted Net Income was $228 million versus $169 million in the prior year and Adjusted EPS was $0.29 versus $0.24 in the prior year. For the full year 2003, Adjusted EPS was $0.81 versus $0.33 in the prior year.

IAC's operating businesses delivered strong results for the quarter. IAC Travel ("IACT") increased revenues by 41% to $677 million, operating income by 119% to $108 million and OIBA by 111% to $150 million, driven by growth in its merchant hotel, packages and international businesses. Electronic Retailing also had solid results domestically and internationally, with total revenues up 14%, operating income up 21% and OIBA up 35%. Ticketing grew revenues, operating income and OIBA by 11%, 41% and 47%, respectively.

During the quarter, IAC repurchased 19 million shares for total consideration of $591 million.

Q4 SUMMARY RESULTS
$ in millions, except per share

	Q4 2003	Q4 2002	Growth
Revenue	$1,805	$1,330	36%
Operating income	$179	$74	142%
OIBA	$292	$126	131%
Net Income	$153	$145	5%
GAAP Diluted EPS	$0.20	$0.30	-34%
Adjusted Net Income	$228	$169	35%
Adjusted EPS	$0.29	$0.24	20%

SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

Table of Contents:

Revenue, Operating Income and OIBA by Segment	Page 3
Discussion of Financial and Operating Results	Pages 4-5
Segment Operating Metrics	Page 6
Operating Highlights	Page 7
GAAP Financial Statements	Pages 8-10
Dilutive Securities and Liquidity and Capital Resources	Page 11
Reconciliations of GAAP to Non-GAAP Measures	Pages 12-15
Footnotes and Definitions	Pages 16-18

For definitions of non-GAAP items, please see page 18 of this release.

IAC recorded certain benefits and charges which impacted Q4 results. For a description of these items, please see pages 4 through 5 of this release.

For IAC's Principles of Financial Reporting, a detailed explanation of why we feel these non-GAAP items are useful to investors and management, please refer to IAC's Q3 2003 earnings release. This document, as well as other investor relations materials, are available for download on our website at www.iac.com/investor_relations.

SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

SEGMENT RESULTS

        IAC reported the following segment results for the fourth quarter ended December 31 ($ in millions):

	Q4 2003	Q4 2002	Growth
REVENUE
IAC Travel	$677.4	$479.3	41%
Electronic Retailing	647.1	566.0	14%
Ticketing	183.0	164.3	11%
Personals	47.9	37.2	29%
Local Services	147.5	8.3	1674%
Financial Services and Real Estate	31.4	—	NM
Teleservices	78.2	77.9	0%
Other	(7.9)	(3.0)	-163%

Total	$1,804.6	$1,330.0	36%

OPERATING INCOME
IAC Travel	$108.3	$49.4	119%
Electronic Retailing	60.3	49.7	21%
Ticketing	29.2	20.8	41%
Personals	1.5	9.3	-84%
Local Services	40.5	(24.0)	NM
Financial Services and Real Estate	(11.6)	—	NM
Teleservices	6.6	3.8	75%
Corporate and other	(56.2)	(35.2)	-60%

Total	$178.6	$73.7	142%

OPERATING INCOME BEFORE AMORTIZATION
IAC Travel	$150.2	$71.0	111%
Electronic Retailing	73.8	54.8	35%
Ticketing	34.6	23.5	47%
Personals	8.3	10.3	-20%
Local Services	54.8	(7.7)	NM
Financial Services and Real Estate	(1.7)	—	NM
Teleservices	6.6	3.8	75%
Corporate and other	(35.1)	(29.8)	-18%

Total	$291.5	$125.9	131%

The acquisitions of EPI, uDate, LendingTree and Hotwire closed on March 25, April 4, August 8, and November 5, 2003, respectively. Excluding the results from these businesses, revenue, operating income and OIBA growth in Q4 versus the prior year would have been 21%, 88% and 85%, respectively.

Operating income is presented on an actual basis, with no pro forma adjustments. Please see page 14 for further segment detail and full reconciliations of OIBA to the comparable GAAP measure.

SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

DISCUSSION OF FINANCIAL AND OPERATING RESULTS

IAC TRAVEL

Results at IACT were driven by continued strong growth in the U.S. and internationally, with IACT international gross bookings up 104%. Merchant hotel revenue was up 40% with 6.8 million merchant room nights in Q4, up 42%, driven by strong international growth. The merchant hotel business reported strong growth in spite of being affected by, as expected, the termination in September of the Hotels.com agreement with Travelocity (which accounted for 9.2% of IACT's revenue in Q4 2002), intensified competition from third party distributors and increased marketing from hotel chains promoting their direct sites. Packages revenue rose 58% to $82 million, from $52 million. Interval also contributed to this quarter's results, with higher revenue from deferred membership fees and continued cost efficiencies and online migration.

During Q4, IACT performed an analysis related to estimated supplier liabilities, resulting in an adjustment (and a corresponding increase to revenue, OIBA and operating income) of $22.4 million, which corresponds to $0.02 per diluted share. Excluding the liabilities adjustment, IACT's revenue, operating income, and OIBA would have grown 37%, 74%, and 80%, respectively, in Q4.

Effective Q1 2004, IAC will begin reporting revenue for Hotels.com business on a net basis rather than on a gross basis due to changes in business practices at Hotels.com that were implemented around the beginning of 2004. The change in business practices conforms Hotels.com with other IACT businesses in regards to its merchant hotel business and thus requires a change in its revenue presentation on a prospective basis. There will be no impact on operating income or OIBA from the change in reporting. The Company will supplement its GAAP disclosures with supplemental information that reflects merchant hotel revenue for Hotels.com on a net basis for all comparable prior periods presented.

ELECTRONIC RETAILING

Electronic Retailing is showing continued positive momentum, with HSN U.S. revenue up 11% to $521.3 million from $471.6 million, operating income up 9% to $51.6 million from $47.2 million and OIBA up 19% to $64.8 million from $54.4 million.    HSN.com revenues were up 28% over the prior year, and off air sales grew 24% year over year, with double-digit growth in the Autoship and Upsell programs.

HSN International revenue increased 33% to $125.7 million from $94.4 million, although on a Euro-equivalent basis revenue increased 12% over the prior year. Euvia's Neun Live contributed strongly to HSN International results, though increased competition is expected to impact Euvia's results in 2004.

TICKETING

Ticketing results were driven mainly by increased average revenue per ticket as a result of favorable currency exchange rates on international sales and contractual increases to convenience charges; and higher tickets sold primarily due to more concerts in the domestic market, led by internet onsales for Shania Twain and Bette Midler, and ticket sales related to the World Series. Ticketing margins expanded due to benefits of scale associated with higher revenue, online migration, greater cost efficiencies and the resolution of tax contingencies.

PERSONALS

Revenue growth in Personals was driven mainly by growth in paid subscribers, which increased 30% to approximately 939,000 from 725,000 in the prior year period. Excluding the results of uDate, paid subscribers would have grown 18%. The international business contributed 25% of paid subscribers in Q4, versus 14% in the prior period.

SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

Operating income and OIBA decreased by 84% and 20%, respectively due to increased investments in building out the domestic and international operations and recent pricing changes which reflect longer-term subscriptions with lower monthly fees. In addition, during Q4, certain UK operations of uDate were closed, resulting in a pretax and after-tax charge of approximately $1.4 million related to facility closure costs, employee costs and leasehold improvements.

LOCAL SERVICES

Results in Local Services were largely driven by the inclusion in this year's results of EPI, which was acquired on March 25, 2003. EPI is a highly seasonal business which sells the majority of its products in Q4. Excluding the results of EPI, Q4 revenue for Local Services would have been $6.7 million, operating income would have been a loss of $(16.2) million and OIBA would have been a loss of $(3.7) million.

TELESERVICES

Teleservices continued to make progress in its turnaround in Q4 2003. The improvement in OIBA was bolstered by lower depreciation and amortization resulting from reduced capital expenditures. However, PRC expects Q1 and Q2 2004 to be adversely impacted by normal seasonality and the anticipated termination of certain client programs. PRC expects modest growth for the full year 2004, weighted towards the second half of the year.

FINANCIAL SERVICES & REAL ESTATE

Results in Financial Services and Real Estate were impacted by lower than anticipated revenue from mortgage products, particularly refinancings. In addition, in anticipation of the seasonally stronger Q1, marketing spending increased in Q4 as compared to the prior year.

In 2004, LendingTree anticipates that the weakness in the refinance market will be offset by improved close rates and higher volume in purchase mortgages, home equity loans, and real estate transactions. The recent acquisitions of GetSmart and RealEstate.com are expected to generate incremental consumer demand and contribute an increasing share of Financial Services & Real Estate revenue. LendingTree expects to face increased competition as the industry competes for an expected smaller volume of mortgages in 2004.

OTHER

The impact of corporate expense on operating income increased, primarily because of non-cash compensation of $21 million which was recorded in connection with IAC's mergers with its formerly publicly traded subsidiaries, which were completed in 2003. We expect amortization of non-cash compensation of approximately $250 million for the full year 2004.

Other income in Q4 2003 was impacted by a $4.3 million reversal of certain contingent tax liabilities established when Ticketmaster was acquired by IAC in 1998. Such matters were favorably resolved over time, resulting in the reversal.

TAX RATE

In Q4, IAC had a tax rate of 28% for purposes of calculating net income from continuing operations and Adjusted Net Income. The tax rate was lower than normal due to the reversal of certain tax accruals and other tax benefits including a decrease of $13.3 million to deferred tax liabilities due to a change to IAC's effective tax rate as a result of IAC's mergers with its formerly public subsidiaries in 2003 and the Vivendi transaction in 2002. These adjustments are not expected to recur and IAC expects a tax rate of approximately 39% for purposes of calculating both net income and Adjusted Net Income for the full year 2004.

In Q4 2002, GAAP net income included tax benefits of $84 million, or $0.17 per diluted share, related to the reversal of tax liabilities at Styleclick and other tax benefits. The impact to Adjusted Net Income was $47 million, or $0.07 per diluted share, as Styleclick is part of discontinued operations.

SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

SEGMENT OPERATING METRICS

IAC TRAVEL	Q4 2003	Q4 2002	Growth
Gross Bookings (mm):
Domestic	$2,070	$1,570	32%
International	354	174	104%

Total	$2,424	$1,744	39%
Net Revenue (mm): (a)
Domestic	$384	$258	49%
International	61	30	102%

Total	$444	$288	54%
Packages revenue (mm)	$82	$52	58%
Number of transactions (mm)	6.5	4.8	34%
Merchant hotel room nights (mm) (b)	6.8	4.8	42%
INTERVAL:
Members (000s)	1,594	1,500	6%
Confirmations (000s)	175	151	16%
Share of confirmations online	17.0%	10.3%
HSN — U.S. (Households as of end of period)
Units Shipped (mm)	11.7	11.1	5%
Gross Profit %	36.1%	36.8%
Return Rate	17.3%	18.1%
Average price point	$49.05	$46.79	5%
Product mix:
Home Hard Goods	35%	30%
Home Fashions	13%	13%
Jewelry	22%	24%
Health / Beauty	22%	21%
Apparel / Accessories	8%	12%
HSN total homes (mm)	81.2	78.8	3%
HSN FTEs (mm)	71.5	68.7	4%
HSN.com % of Sales	15%	13%
TICKETING
Number of tickets sold (mm)	25.0	24.1	4%
Gross value of tickets sold (mm)	$1,255	$1,106	13%
PERSONALS
Paid Subscribers (000s)	939.4	724.8	30%
FINANCIAL SERVICES & REAL ESTATE
Loan/Real Estate Requests transmitted:
Number (000s)	448.5	553.7	-19%
Volume of Requests (bn)	$37.0	$57.2	-35%
Transactions closed in Quarter:
Number	68.4	70.9	-3%
Volume of Transactions Closed (bn)	$6.7	$8.1	-18%
Transmit Rate	63.6%	63.5%
Static Pool Close Rate (c)	13.1%	14.6%
Number of Lenders	224	197	14%
Number of Realty Agencies	695	645	8%

Note: rounding differences may exist.

(a)
Represents revenue as if Hotels.com gross bookings were presented on a net basis.

(b)
Merchant room nights are reported as stayed for Expedia and Hotels.com, and booked for Hotwire.

(c)
The static pool close rate includes loans and real estate transactions. Prior to 2003, the static pool close rate only included loan transactions. The static pool close rate for loans incorporates the average time lag between the submission of a loan request (a "QF") and the closure of a loan. It represents the closure rate of approved QFs from a static pool of requests submitted in the most recent quarter with a complete closure cycle. A static pool is considered to have a complete closure cycle after 120 days from the month in which a mortgage QF was submitted, 90 days after a home equity QF was submitted, 60 days after an auto or personal QF was submitted, and less than 30 days after a credit card QF was submitted. The static pool closing cycle for a real estate referral is 180 days from the month in which a real estate referral was submitted.

SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

OPERATING HIGHLIGHTS

  •
  In 2003, IACT sold more than $10 billion in travel worldwide, making IACT one of the top 5 travel agents in the world.

  •
  Integration in merchandising and marketing among the IACT brands is showing initial positive results. WWTE, Expedia's private-label WWTE subsidiary, recently began providing packaged vacations on Hotels.com and cruise inventory for Interval's websites, and Hotels.com has begun offering its customers time-share inventory from Interval. In addition, online cross-marketing from Expedia.com is contributing to sales on Hotwire and Hotels.com.

  •
  Expedia® Corporate Travel ("ECT") announced that Safeco Corporation is the latest Fortune 500 company to name ECT its preferred travel vendor. Sales growth has accelerated following the July launch of the most recent version of the ECT platform, which offers an increased level of reporting capability, additional policy controls and enhanced traveler support, and ECT now has more than 1,100 clients. In addition, ECT clients' online adoption averages more than 80 percent, which is far above the industry average.

  •
  Expedia and Hotels.com announced a merchant hotel agreement with Marriott, giving customers access to 2,000 Marriott properties. Unduplicated merchant hotel partners at Expedia and Hotels.com now total approximately 17,000.

  •
  In January, Classic Custom Vacations launched a direct-to-consumer website, www.classicvacations.com, giving consumers access to Classic's luxury getaways, comprehensive information and customized, quality service.

  •
  HSN enjoyed its best day in company history, exceeding $30 million in net sales, driving a record $200 million in net sales in December.

  •
  HSN redesigned its HSN.com website. The new site caters to both multi-channel shoppers and first-time customers and includes new graphics, navigational tools and greater interaction with HSN TV.

  •
  For the full year 2003, for the first time ever, Ticketmaster sold 100 million tickets to live events worldwide.

  •
  During Q4, Ticketmaster signed on the Los Angeles Lakers and Boston Celtics for its TeamExchange product, a team-sanctioned online forum for season ticket holders to sell unused tickets to other fans, bringing the total number of sports teams now participating in this new technology to twenty-one.

  •
  Match.com's website was relaunched, introducing Personality Matching, a new product that pairs up singles using sophisticated compatibility tests. In December, Match.com reported 10.2 million unduplicated unique users, including traffic from portal partners.

  •
  Citysearch continues to evolve its business model from fixed placement based advertising to local search. In December, Citysearch launched an enhanced website, making search the most prominent feature and providing more meaningful results for users and customers.

  •
  Citysearch added more than 3,000 local Pay for Performance ("PFP") customer locations during Q4, for a year end count of approximately 24,000.

  •
  In January, PRC won a Gold MVP Quality Award from Customer Inter@ction Solutions magazine.

SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited; $ in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Service revenue	$1,016,733	$763,596	$3,896,148	$2,656,043
Product sales	787,870	566,444	2,431,970	1,924,882

Net revenue	1,804,603	1,330,040	6,328,118	4,580,925
Cost of sales-service revenue	516,805	445,321	2,068,286	1,573,491
Cost of sales-product sales	442,121	345,689	1,400,753	1,202,519

Gross profit	845,677	539,030	2,859,079	1,804,915
Selling and marketing	267,131	167,652	935,820	622,525
General and administrative	203,071	157,533	711,781	437,848
Other	29,266	26,773	116,413	84,510
Cable distribution fees	16,989	15,001	62,527	53,680
Amortization of non-cash distribution and marketing expense	6,747	9,859	51,432	37,344
Amortization of non-cash compensation expense	21,991	5,635	128,185	15,637
Amortization of intangibles	83,900	31,746	268,504	145,667
Depreciation	38,080	46,366	172,453	170,819
Restructuring costs	(362)	(215)	21	54,130
Goodwill impairment	—	—	—	22,247
Merger costs	295	4,934	11,760	7,910

Operating income	178,569	73,746	400,183	152,598
Other income (expense):
Interest income	45,291	41,218	175,822	114,599
Interest expense	(25,654)	(13,145)	(92,913)	(44,467)
Equity gains (losses) in VUE	2,393	8,846	(224,468)	6,107
Equity in losses in unconsolidated subsidiaries and other expenses	10,666	15,639	3,767	(115,640)

Total other income (expense), net	32,696	52,558	(137,792)	(39,401)

Earnings from continuing operations before income taxes and minority interest	211,265	126,304	262,391	113,197
Income tax (expense) benefit	(60,066)	10,371	(70,691)	(65,127)
Minority interest	(2,640)	(16,768)	(65,043)	(46,073)

Earnings from continuing operations before cumulative effect of accounting change	148,559	119,907	126,657	1,997
Gain on contribution of of USA Entertainment to VUE, net of tax	—	—	—	2,378,311
Gain on disposal of Broadcasting stations, net of tax	—	—	—	—
Discontinued operations, net of tax	7,459	28,209	40,739	34,184

Earnings before cumulative effect of accounting change	156,018	148,116	167,396	2,414,492
Cumulative effect of accounting change, net of tax	—	—	—	(461,389)

Earnings before preferred dividend	156,018	148,116	167,396	1,953,103
Preferred dividend	(3,263)	(3,264)	(13,055)	(11,759)

Net income	$152,755	$144,852	$154,341	$1,941,344

Income (loss) per share:
Basic earnings (loss) per share from continuing operations	$0.21	$0.26	$0.19	$(0.02)
Diluted earnings (loss) per share from continuing operations	$0.19	$0.24	$0.17	$(0.04)
Basic earnings (loss) per share before cumulative effect of accounting change	$0.22	$0.32	$0.26	$5.64
Diluted earnings (loss) per share before cumulative effect of accounting change	$0.20	$0.30	$0.23	$5.62
Basic earnings (loss) per share	$0.22	$0.32	$0.26	$4.55
Diluted earnings (loss) per share	$0.20	$0.30	$0.23	$4.54

SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

IAC CONSOLIDATED BALANCE SHEET
(unaudited; $ in thousands)

	December 1, 2003	December 31, 2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$899,062	$1,998,114
Restricted cash equivalents	31,356	40,696
Marketable securities	2,419,735	1,929,058
Accounts and notes receivable	429,424	308,377
Inventories, net	215,995	192,751
Deferred tax assets	65,071	2,007
Other current assets, net	154,333	145,059
Current assets of discontinued operations	—	8,079

Total current assets	4,214,976	4,624,141
Property, Plant and Equipment
Computer and broadcast equipment	686,899	542,998
Buildings and leasehold improvements	155,212	141,063
Furniture and other equipment	154,378	137,388
Land	21,172	15,802
Projects in progress	30,962	20,487

	1,048,623	857,738
Less accumulated depreciation and amortization	(575,446)	(427,491)

Total property, plant and equipment, net	473,177	430,247
Goodwill	11,291,768	5,997,842
Intangible assets, net	2,513,889	1,258,070
Long-term investments	1,426,502	1,582,182
Preferred interest exchangeable for common stock	1,428,530	1,428,530
Cable distribution fees, net	128,971	167,249
Deferred income taxes	—	—
Notes receivable and advances, net of current portion	14,507	19,090
Deferred charges and other, net	93,928	140,816
Non-current assets of discontinued operations	340	10,825

TOTAL ASSETS	$21,586,588	$15,658,992

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Current maturities of long-term obligations	$2,850	$24,957
Accounts payable, trade	687,977	478,043
Accounts payable, client accounts	142,002	131,348
Cable distribution fees payable, net	39,142	39,107
Deferred merchant bookings	218,822	149,348
Deferred revenue	180,229	128,580
Income tax payable	96,817	177,019
Other accrued liabilities	494,280	401,510
Current liabilities of discontinued operations	16,062	24,713

Total current liabilities	1,878,181	1,554,625
Long term obligations, net of current maturities	1,120,097	1,211,145
Other long-term liabilities	67,981	77,843
Deferred income taxes	2,565,415	2,374,112
Minority interest	110,799	1,081,274
Common stock exchangeable for preferred interest	1,428,530	1,428,530
SHAREHOLDERS' EQUITY
Preferred stock	131	131
Common stock	6,305	3,852
Class B convertible common stock	646	646
Additional paid-in capital and unearned compensation	13,634,926	5,941,141
Retained earnings	2,276,952	2,122,611
Accumulated other comprehensive income	36,896	15,697
Treasury stock	(1,535,273)	(147,617)
Note receivable from key executive for common stock issuance	(4,998)	(4,998)

Total shareholders' equity	14,415,585	7,931,463

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$21,586,588	$15,658,992

SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

IAC STATEMENT OF CASH FLOWS
(unaudited; $ in thousands)

	Twelve Months Ended December 31,
	2003	2002
Cash flows from operating activities:
Income from continuing operations before cumulative effect of accounting change	$126,657	$1,997
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	440,957	316,486
Goodwill impairment	—	22,247
Amortization of non-cash distribution and marketing	51,432	37,344
Amortization of non-cash compensation expense	128,185	15,637
Cable distribution fees	62,527	53,680
Amortization of deferred financing costs	2,641	3,445
Deferred income taxes	(36,546)	(42,231)
Loss on retirement of bonds	8,639	—
Equity in losses of unconsolidated affiliates	220,823	123,608
Non-cash interest income	(43,250)	(22,448)
Minority interest	65,043	46,073
Non-cash restructuring charge	—	—
Increase in cable distribution fees	(28,349)	(74,314)
Changes in current assets and liabilities:
Accounts receivable	(73,303)	58,537
Inventories	(6,083)	(820)
Accounts payable and accrued liabilities	276,384	127,420
Deferred revenue	75,697	39,391
Deferred merchant bookings	69,474	15,957
Cash collected on behalf of clients, net	1,683	26,381
Other, net	(37,943)	30,091

Net Cash Provided By Operating Activities	1,304,668	778,481
Cash flows from investing activities:
Acquisitions and deal costs, net of cash acquired	(1,092,009)	(560,465)
Capital expenditures	(186,865)	(162,055)
Recoupment of advance to Universal	—	39,422
Purchase of marketable securities, net of redemptions and other	(491,198)	(1,208,600)
Proceeds from VUE transaction	—	1,618,710
Proceeds from sale of broadcast stations	—	589,625

Net Cash (Used in) Provided By Investing Activities	(1,770,072)	316,637
Cash flows from financing activities:
Borrowings	—	29,159
Principal payments on long-term obligations	(28,033)	(81,015)
Purchase of treasury stock by IAC and subsidiaries	(1,485,955)	(6,278)
Payment of mandatory tax distribution to LLC partners	—	(154,083)
(Repurchase) issuance of bonds	(101,379)	697,000
Purchase of Vivendi warrants	(407,398)	—
Tax withholding payments on retired Expedia warrants	(32,247)	—
Proceeds from sale of subsidiary stock, including stock options	57,358	87,842
Proceeds from issuance of common stock and LLC shares	1,430,053	151,708
Preferred dividend	(13,055)	(10,222)
Other, net	13,016	(41,590)

Net Cash (Used In) Provided By Financing Activities	(567,640)	672,521
Net Cash Used In Discontinued Operations	(85,632)	(172,832)
Effect of exchange rate changes on cash and cash equivalents	19,624	11,131

Net (Decrease) Increase In Cash and Cash Equivalents	(1,099,052)	1,605,938
Cash and cash equivalents at beginning of period	1,998,114	392,176

Cash And Cash Equivalents at End of Period	$899,062	$1,998,114

SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

        DILUTIVE SECURITIES

IAC has various tranches of dilutive securities (warrants, convertible preferred, and options), including securities initially issued by its former public subsidiaries which have been converted to IAC securities. The table below details these securities as well as potential dilution at various stock prices (amounts in millions, except average strike/conversion price):

	Shares	Avg. Strike / Conversion	Dilution at:				As of 2/4/04
Average Share Price			$35.00	$40.00	$45.00	$50.00	$30.84
Absolute Shares as of 2/4/04	696.5		696.5	696.5	696.5	696.5	696.5
RSUs	9.3		9.3	9.3	9.3	9.3	9.3
Options	97.7	$11.42	38.5	40.7	42.4	43.7	36.2
Warrants	79.2	$24.51	18.3	24.9	30.0	34.1	13.7
Convertible Preferred	19.4	$33.75	19.4	20.2	20.8	21.3	0.0

		(initial)
Total Treasury Method Dilution			85.6	95.1	102.5	108.5	59.2
% Dilution			10.9%	12.0%	12.8%	13.5%	7.8%
Total Treasury Method Diluted Shares Outstanding			782.1	791.6	799.0	804.9	755.7

        IAC has outstanding approximately 9.3 million shares of restricted stock and restricted stock units ("RSUs") which vest principally over a period of one to five years, including 4.7 million issued in 2003 and 4.5 million issued in 2004. Ultimately we expect our RSU program to result in total dilution to GAAP and Adjusted Net Income shares of approximately 2% to 3% over the next 5 years.

        During Q4, IAC repurchased 19 million shares of IAC common stock during the quarter for total consideration of $591 million and currently has 38.7 million shares remaining in its authorization. IAC may purchase shares over an indefinite time, on the open market or through private transactions, depending on market conditions, share price and other factors.

        LIQUIDITY AND CAPITAL RESOURCES

        As of December 31, 2003, IAC had $3.3 billion in cash and marketable securities. This includes $115 million in net cash collected on behalf of clients by Ticketmaster and $402 million in combined deferred merchant bookings and deferred revenue at IAC Travel.

        As of December 31, 2003, IAC had long-term debt of $1.1 billion, consisting mainly of 6.75% Senior Notes due 2005 and 7.00% Senior Notes due 2013. This does not include IAC's convertible preferred stock with a balance sheet carrying value based on the par value of $0.01 per share and a face value of $656 million. The convertible preferred is initially convertible at $33.75 (subject to downward adjustment if the price of IAC common stock is more than $35.10 at the time of conversion).

        SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

        RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS—Q4 AND FULL YEAR
(unaudited; in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Diluted earnings per share (a)	$0.20	$0.30	$0.23	$4.54
GAAP diluted weighted average shares outstanding	786,761	491,137	643,331	426,317
Net income	$152,755	$144,852	$154,341	$1,941,344
Amortization of non-cash distribution and marketing	6,747	9,859	51,432	37,344
Amortization of non-cash compensation	21,991	5,635	128,185	15,637
Amortization of intangibles	83,900	31,746	268,504	145,667
Goodwill impairment (b)	—	—	—	22,247
Merger costs (c)	295	4,934	11,760	7,910
Gain on contribution of of USA Entertainment to VUE, net of tax	—	—	—	(2,378,311)
Discontinued operations, net of tax (d)	(7,459)	(28,209)	(40,739)	(34,184)
Cumulative effect of accounting change	—	—	—	461,389
Equity (income) loss from 5.44% common interest in VUE (e)	(2,393)	(8,846)	224,468	(6,107)
Impact of pro forma adjustments, income taxes and minority interest (f)	(30,907)	6,153	(191,011)	14,390
Add back of preferred dividend	3,263	3,264	13,055	—

Adjusted Net Income	$228,192	$169,388	$619,995	$227,326

Adjusted EPS weighted average shares outstanding	790,264	708,879	770,141	692,888
Adjusted EPS	$0.29	$0.24	$0.81	$0.33

GAAP Basic weighted average shares outstanding	706,817	449,339	600,063	426,317
Options, warrants and restricted stock, treasury method	60,510	22,364	43,268	—
Conversion of preferred shares to common (if applicable)	19,434	19,434	—	—

GAAP Diluted weighted average shares outstanding	786,761	491,137	643,331	426,317
Pro forma adjustments	—	217,219	104,431	241,852
Options, warrants and RS, treasury method not included in diluted shares above	—	—	—	24,428
Expedia convertible preferred; add'l restricted shares for adjusted EPS	3,503	523	22,379	291

Adjusted EPS shares outstanding (g)	790,264	708,879	770,141	692,888

        SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

IAC RECONCILIATION OF CASH FLOW FROM OPERATIONS TO FREE CASH FLOW
(unaudited; in millions)

	Twelve Months Ended December 31,
	2003	2002
Net Cash Provided by Operating Activities	$1,304.7	$778.5
Capital expenditures	(186.9)	(162.1)
Funding to unconsolidated subsidiaries by HSN	—	(32.3)
Tax distributions from VUE	1.4	—
Preferred dividend paid	(13.1)	(10.2)

Free Cash Flow	$1,106.2	$573.9

        $136 million of working capital was attributable to increased deferred merchant bookings and deferred revenue at IAC Travel, versus $74 million in the prior year.

        Please see pages 16-18 for footnotes and definitions of non-GAAP measures.

        SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

IAC RECONCILIATION OF DETAILED SEGMENT RESULTS TO GAAP—Q4
(unaudited; $ in millions)

	Q4 2002
	Revenue	Operating expenses, ex D&A, merger costs	Depreciation	Cable distribution fees	Operating Income before Amortization	Amortization of non-cash items	Merger costs(c)	Pro Forma Adjustments(f)	Operating Income
IAC Travel	479.3	(400.3)	(7.9)	—	71.0	(20.9)	(0.7)	—	49.4
Electronic Retailing:
HSN U.S. (h)	471.6	(388.4)	(13.8)	(15.0)	54.4	(7.2)	—	—	47.2
HSN International	94.4	(91.6)	(2.4)	—	0.5	2.1	—	—	2.6

Total Electronic Retailing	566.0	(480.0)	(16.2)	(15.0)	54.8	(5.1)	—	—	49.7
Ticketing	164.3	(133.3)	(7.6)	—	23.5	(2.7)	—	—	20.8
Personals	37.2	(24.7)	(2.2)	—	10.3	(1.0)	—	—	9.3
Local Services	8.3	(14.3)	(1.7)	—	(7.7)	(12.1)	(4.2)	—	(24.0)
Teleservices	77.9	(64.8)	(9.3)	—	3.8	—	—	—	3.8
Interactive Development	—	(1.1)	—	—	(1.1)	(1.1)	—	—	(2.2)
Corporate expense and other adjustments	—	(17.4)	(1.4)	—	(18.7)	(4.4)	—	—	(23.1)
Disengagement expenses (i)	—	(9.3)	—	—	(9.3)	—	—	—	(9.3)
Intersegment Elimination	(3.0)	2.4	—	—	(0.6)	—	—	—	(0.6)

TOTAL	$1,330.0	$(1,142.8)	$(46.4)	$(15.0)	$125.9	$(47.2)	$(4.9)	$—	$73.7

						Other income, net			52.6

						Earnings from continuing operations before income taxes and minority interest			126.3
						Income tax benefit			10.4
						Minority interest			(16.8)

						Earnings from continuing operations			119.9
						Discontinued operations			28.2

						Earnings before preferred dividend			148.1
						Preferred dividend			(3.3)

						Net income			$144.9

	Q4 2003
	Revenue	Operating expenses, ex D&A, merger costs	Depreciation	Cable distribution fees	Operating Income before Amortization	Amortization of non-cash items	Merger costs(c)	Pro Forma Adjustments(f)	Operating Income
IAC Travel (j)	677.4	(522.3)	(4.8)	—	150.2	(41.6)	(0.3)	—	108.3
Electronic Retailing:
HSN U.S. (h)	521.3	(430.4)	(10.5)	(15.6)	64.8	(13.2)	—	—	51.6
HSN International	125.7	(112.1)	(3.3)	(1.4)	9.0	(0.3)	—	—	8.7

Total Electronic Retailing	647.1	(542.5)	(13.7)	(17.0)	73.8	(13.6)	—	—	60.3
Ticketing	183.0	(140.3)	(8.1)	—	34.6	(5.3)	—	—	29.2
Personals (k)	47.9	(37.6)	(2.1)	—	8.3	(6.8)	—	—	1.5
Local Services	147.5	(90.9)	(1.8)	—	54.8	(14.3)	—	—	40.5
Financial Services and Real Estate	31.4	(32.3)	(0.8)	—	(1.7)	(9.9)	—	—	(11.6)
Teleservices	78.2	(66.5)	(5.2)	—	6.6	—	—	—	6.6
Interactive Development	—	(0.8)	(0.0)	—	(0.8)	—	—	—	(0.8)
Corporate expense and other adjustments	—	(24.8)	(1.6)	—	(26.4)	(21.1)	—	—	(47.6)
Disengagement expenses (i)	—	(7.8)	—	—	(7.8)	—	—	—	(7.8)
Intersegment Elimination	(7.9)	7.9	—	—	—	—	—	—	—

TOTAL	$1,804.6	$(1,458.0)	$(38.1)	$(17.0)	$291.5	$(112.6)	$(0.3)	$—	$178.6

						Other income, net			32.7

						Earnings from continuing operations before income taxes and minority interest			211.3
						Income tax expense			(60.1)
						Minority interest			(2.6)

						Earnings from continuing operations			148.6
						Discontinued operations			7.5

						Earnings before preferred dividend			156.0
						Preferred dividend			(3.3)

						Net income			$152.8

Please see pages 16-18 for footnotes and definitions of non-GAAP measures.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

IAC RECONCILIATION OF DETAILED SEGMENT RESULTS TO GAAP—FULL YEAR RESULTS
(unaudited; $ in millions)

	Year Ended December 31, 2002
	Revenue	Operating expenses, ex D&A, merger costs	Depreciation	Cable distribution fees	Operating Income before Amortization	Amortization of non- cash items	Merger costs (c)	Pro Forma Adjustments(f)	Operating Income
IAC Travel	1,599.4	(1,295.2)	(24.4)	—	279.8	(91.9)	(2.3)	(7.7)	177.9
Electronic Retailing:
HSN U.S. (h)	1,613.2	(1,344.7)	(53.0)	(52.4)	163.1	(32.6)	—	—	130.5
HSN International (l)	309.0	(361.8)	(7.5)	(1.3)	(61.6)	(0.7)	—	—	(62.3)

Total Electronic Retailing	1,922.2	(1,706.5)	(60.5)	(53.7)	101.5	(33.3)	—	—	68.2
Ticketing	655.3	(518.1)	(29.1)	—	108.1	(11.1)	—	—	96.9
Personals	125.8	(89.7)	(7.7)	—	28.4	(5.8)	—	—	22.6
Local Services	30.8	(55.5)	(7.6)	—	(32.3)	(48.3)	(5.6)	—	(86.3)
Teleservices (m)	294.1	(262.4)	(35.9)	—	(4.1)	(22.2)	—	—	(26.4)
Interactive Development	—	(2.6)	—	—	(2.6)	(2.9)	—	—	(5.4)
Corporate expense and other adjustments	—	(48.5)	(7.0)	—	(55.5)	(9.4)	—	—	(64.9)
Disengagement expenses (i)	—	(31.8)	—	—	(31.8)	—	—	—	(31.8)
Intersegment Elimination	(11.3)	8.9	—	—	(2.4)	4.1	—	—	1.7

TOTAL	$4,616.4	$(4,001.3)	$(172.3)	$(53.7)	$389.1	$(220.9)	$(7.9)	$(7.7)	$152.6

						Other income, net			(39.4)

						Earnings from continuing operations before income taxes and minority interest			113.2
						Income tax expense			(65.1)
						Minority interest			(46.1)

						Earnings from continuing operations			2.0
						Gain on contribution of of USA Entertainment to VUE			2,378.3
						Discontinued operations			34.2

						Earnings before cumulative effect of acct. change			2,414.5
						Cumulative effect of accounting change, net of tax			(461.4)

						Earnings before preferred dividend			1,953.1
						Preferred dividend			(11.8)

						Net income			$1,941.3

	Year Ended December 31, 2003
	Revenue	Operating expenses, ex D&A, merger costs	Depreciation	Cable distribution fees	Operating Income before Amortization	Amortization of non- cash items	Merger costs (c)	Pro Forma Adjustments(f)	Operating Income
IAC Travel	2,610.1	(2,046.9)	(39.4)	—	523.8	(165.2)	(11.7)	—	347.0
Electronic Retailing:
HSN U.S. (h)	1,763.7	(1,468.0)	(44.3)	(61.1)	190.3	(50.8)	—	—	139.5
HSN International	466.7	(421.2)	(11.4)	(1.4)	32.6	(1.3)	—	—	31.3

Total Electronic Retailing	2,230.4	(1,889.2)	(55.8)	(62.5)	222.9	(52.1)	—	—	170.8
Ticketing	743.2	(568.4)	(30.3)	—	144.5	(27.9)	(0.1)	—	116.5
Personals	185.3	(143.5)	(10.7)	—	31.0	(16.9)	—	—	14.1
Local Services	230.3	(198.3)	(5.7)	—	26.2	(55.6)	—	—	(29.4)
Financial Services and Real Estate	55.8	(53.4)	(1.2)	—	1.2	(17.7)	—	—	(16.5)
Teleservices	294.3	(258.3)	(23.5)	—	12.5	—	—	—	12.5
Interactive Development	—	(3.8)	(0.0)	—	(3.8)	(2.1)	—	—	(5.9)
Corporate expense and other adjustments	—	(69.8)	(5.8)	—	(75.5)	(110.5)	—	—	(186.0)
Disengagement expenses (i)	—	(22.0)	—	—	(22.0)	—	—	—	(22.0)
Intersegment Elimination	(21.3)	20.6	—	—	(0.8)	—	—	—	(0.8)

TOTAL	$6,328.1	$(5,233.1)	$(172.5)	$(62.5)	$860.1	$(448.1)	$(11.8)	$—	$400.2

						Other income, net			(137.8)

						Earnings from continuing operations before income taxes and minority interest			262.4
						Income tax expense			(70.7)
						Minority interest			(65.0)

						Earnings from continuing operations			126.7
						Discontinued operations			40.7

						Earnings before preferred dividend			167.4
						Preferred dividend			(13.1)

						Net income			$154.3

Please see pages 16-18 for footnotes and definitions of non-GAAP measures.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENTS

FOOTNOTES

(a)
Diluted net income for GAAP EPS purposes is impacted by dilutive securities of subsidiaries of $6.2 million for the full year 2003 and $1.1 million and $5.3 million for the three months ended December 31, 2002 and the full year 2002, respectively. The amount represents dilutive options and warrants held by minority interests of Expedia, Hotels.com and Ticketmaster in excess of basic shares held by minority interests.

(b)
Goodwill impairment in Q2 2002 related to contingent purchase consideration incurred by PRC.

(c)
Merger costs incurred by Expedia, Hotels.com and Ticketmaster for investment banking, legal and accounting fees were related directly to the mergers and are treated as non-recurring for calculating Operating Income before Amortization and Adjusted Net Income. These costs were incurred solely in relation to the mergers, but may not be capitalized since Expedia, Hotels.com and Ticketmaster were considered the targets in the transaction for accounting purposes. These costs do not directly benefit operations in any manner, would not normally be recorded by IAC if not for the fact it already consolidated these entities, and are all related to the same transaction, as IAC simultaneously announced its intention to commence its exchange offer for the companies in 2002. The majority of costs are for advisory services provided by investment bankers, and the amounts incurred in 2003 were pursuant to the same fee letters entered into by each company in 2002. Given these factors, IAC believes it is appropriate to consider these costs as one-time. Operating Income before Amortization by segment is presented before one-time items.

(d)
Discontinued operations consisted of USA Entertainment in 2002, and Avaltus and ECS/Styleclick in 2002 and 2003.

(e)
During the Q1 2003, IAC received the audited financial statements of VUE for the year ended December 31, 2002, which disclosed that VUE recorded an impairment charge for goodwill and intangible assets and other long-lived assets of $4.5 billion in the period May 7, 2002 to December 31, 2002 based upon VUE management's review of the estimated fair value of VUE as of December 31, 2002. Because of delays in VUE's financial reporting, IAC records its 5.44% proportionate share of the results of VUE on a one-quarter lag. The Q2 2003 charge taken by IAC was approximately $245 million, before a tax benefit of $96 million. IAC holds preferred and common interests in VUE. IAC believes the action taken by Vivendi Universal does not affect the value of IAC's preferred interests in VUE, which are senior to the common interests in VUE, and the terminal value of which, pursuant to the VUE agreements, do not vary based on the value of VUE's businesses. IAC's 5.44% common interest is generally subject to a call right of Universal Studios beginning in 2007, and a put right of IAC beginning in 2010, in both cases based generally on private market values at the time.

(f)
Pro forma adjustments represent the impact of the merger with Ticketmaster, which closed January 17, 2003, the merger with Hotels.com, which closed June 23, 2003, and the merger with Expedia which closed August 8, 2003. Pro forma adjustments to 2002 also represent the impact of IAC's initial acquisition of a majority stake in Expedia which occurred in February 2002, the contribution of USA Entertainment to VUE which occurred in May 2002, the roll-up of USANi LLC which occurred in conjunction with the Vivendi transaction and the roll-up of Home Shopping Network, Inc., which occurred in June 2002. Also included is the impact of these transactions on shares outstanding. Revenue and OIBA by segment for 2002 are presented pro forma for the initial Expedia transaction. Operating income is presented on an actual basis.

(g)
For Adjusted EPS purposes, the impact of RSUs is based on the weighted average amount of RSUs outstanding, as compared with shares outstanding for GAAP purposes, which includes RSUs on a treasury method basis.

(h)
HSN U.S. includes results from IDL, which was previously included in HSN International. HSN U.S. revenue is shown net of disengagement related sales rebates.

(i)
Disengagement expenses relate to incremental costs in the disengagement markets to obtain carriage lost due to disengagement and marketing activities primarily to inform viewers of new channel positioning for the HSN service.

(j)
IAC Travel recently reversed reserves related to certain estimated supplier liabilities of $22.4 million. The reversal follows a reassessment of the Company's estimation of such liabilities based on historical experience and additional empirical evidence gathered in the fourth quarter.

(k)
Personals includes charges of $1.4 million related to the final restructuring charge for the closure of uDate's back office in the UK, which is now combined with the back office of Match International.

(l)
HSN International includes charges in Q3 2002 related to the shut-down of HSN's operations in Italy of $31.4 million and in Q2 2002 related to the shut-down of HSN's Spanish language service of $17.8 million.

(m)
Teleservices includes charges of $9.3 million in Q2 2002 related principally to the closure of certain of PRC's call centers as well as $22.2 million of goodwill impairment.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

DEFINITIONS OF NON-GAAP MEASURES

        Operating Income Before Amortization ("OIBA") is defined as operating income plus: (1) amortization of non-cash distribution, marketing and compensation expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions and (4) one-time items.    We believe this measure is useful to investors because it represents the consolidated operating results from IAC's segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses. OIBA has certain limitations in that it does not take into account the impact to IAC's income statement of certain expenses, including non-cash compensation associated with IAC's employees, non-cash payments to partners, and acquisition-related accounting.

        Adjusted Net Income generally captures all income statement items that have been, or ultimately will be, settled in cash and is defined as net income available to common shareholders plus: (1) amortization of non-cash distribution, marketing and compensation expense, (2) amortization of intangibles and goodwill impairment, if applicable, (3) pro forma adjustments for significant acquisitions, (4) equity income or loss from IAC's 5.44% interest in VUE, and (5) one-time items, net of related tax and minority interest. We believe Adjusted Net Income is useful to investors because it represents IAC's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses.

        Adjusted EPS is defined as Adjusted Net Income divided by weighted fully diluted shares outstanding for Adjusted EPS purposes. We include dilution from options and warrants per the treasury stock method and include all shares relating to restricted stock/share units ("RSU") in shares outstanding for Adjusted EPS. This differs from the GAAP method for including RSUs, which treats them on a treasury method basis. Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, taxes and minority interest, but excluding the effects of any other non-cash expenses. Adjusted Net Income and Adjusted EPS have the same limitations as OIBA, and in addition Adjusted Net Income and Adjusted EPS do not account for IAC's passive ownership in VUE. Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

        Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures, investments to fund HSN International unconsolidated operations and preferred dividends paid. Free Cash Flow includes cash dividends received and tax related payments with respect to the VUE securities. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account cash movements that are non-operational.

        Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. For example, it does not take into account treasury stock repurchases. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

        We endeavor to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measures.

Conference Call

        IAC will audiocast its conference call with investors and analysts discussing the company's fourth quarter financial results and certain forward-looking information on Monday, February 9, 2004, at 11:00 a.m. Eastern Time (ET). The live audiocast is open to the public at www.iac.com/investor_relations.

SEE IMPORTANT NOTES AT THE END OF THIS DOCUMENT

Additional Information And Where To Find It

Safe Harbor Statement Under The Private Securities Litigation Reform Act Of 1995

        This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to IAC's anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. These forward-looking statements are necessarily estimates reflecting the best judgment of IAC's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that could have a material adverse effect on IAC's business, financial condition or results of operations. You should understand that the following important factors could affect IAC's future results and could cause those results to differ materially from those expressed in the forward-looking statements: (1) the risk that IAC's businesses will not be integrated successfully; (2) material adverse changes in economic conditions generally or in such conditions affecting IAC's markets or industries; (3) future regulatory and legislative actions and conditions affecting IAC's operating areas; (4) competition from others; (5) successful integration of our businesses' management structures; (6) product demand and market acceptance; (7) the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (8) the ability to maintain the integrity of IAC's systems and infrastructure; (9) the ability to expand into and successfully operate in foreign markets; (10) obtaining and retaining skilled workers and key executives, (11) acts of terrorism; and (12) war or political instability. In addition, investors should consider the other information contained in or incorporated by reference into IAC's filings with the U.S. Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended 2002, especially in the Risk Factors and the Management's Discussion and Analysis sections, and its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on IAC's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

        IAC is not under any obligation and does not intend, except as specifically stated, to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

About IAC/InterActiveCorp

        IAC/InterActiveCorp (Nasdaq: IACI) is the world's leading multi-brand interactive commerce company. IAC consists of IAC Travel, which includes Expedia, Inc., Hotels.com, Hotwire, Interval International, and TV Travel Shop; HSN; Ticketmaster, which oversees Evite and ReserveAmerica; Match.com; Lending Tree; IAC Local Services, which includes Citysearch and Entertainment Publications; and Precision Response Corporation.

Contact Us

IAC Investor Relations
Roger Clark / Lauren Rosenfield
(212) 314-7400

IAC Corporate Communications
Deborah Roth
(212) 314-7254

InterActiveCorp
152 West 57th Street, 42nd Floor New York, NY 10019 212.314.7300 Fax 212.314.7309 www.iac.com

        SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

QuickLinks

SEGMENT RESULTS
DISCUSSION OF FINANCIAL AND OPERATING RESULTS
SEGMENT OPERATING METRICS
OPERATING HIGHLIGHTS
GAAP FINANCIAL STATEMENTS
DEFINITIONS OF NON-GAAP MEASURES